UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	38-2730780 (I.R.S. Employer Identification No.)

27777 Franklin Road, Suite 200 Southfield, Michigan (Address of principal executive offices)	48034 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: Not applicable	Name of each exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-181315 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, of Sun Communities, Inc., a Maryland corporation (the “Company”), is contained under the caption “Description of the Series A-4 Preferred Shares” in the Company's prospectus supplement dated January 6, 2015, and under the captions “Description of Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Company's prospectus dated May 10, 2012, each as filed with the Securities and Exchange Commission (the “SEC”) under Rule 424(b) on January 7, 2015, as a form of prospectus used after the effectiveness of the Company's Registration Statement on Form S-3 (File No. 333-181315), filed with the SEC on May 10, 2012, covering the offer and sale of shares of the class of securities to be registered hereby, which descriptions are incorporated herein by reference. The exhibits to this registration statement are listed in Item 2 and are incorporated herein by reference.

Item 2.	Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Sun Communities, Inc. dated November 8, 1993	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form S-11, File No. 033‑69340
3.2	Articles of Amendment dated June 13, 1997	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed November 9, 2012
3.3
Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series dated June 2, 1998
Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed June 3, 2008
3.4	Articles Supplementary dated October 16, 2006	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed October 19, 2006
3.5	Articles Supplementary designating 7.125% Series A Cumulative Redeemable Preferred Stock dated November 9, 2012	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed November 9, 2012
3.6	Articles of Amendment dated July 24, 2013	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K filed July 29, 2013
3.7	Articles Supplementary designating 6.50% Series A-4 Cumulative Convertible Preferred Stock dated November 25, 2014	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8‑K filed December 2, 2014
3.8	Second Amended and Restated Bylaws of Sun Communities, Inc.	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K filed July 29, 2013
4.1	Form of certificate evidencing common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed November 9, 2012
4.2	Form of certificate evidencing 6.50% Series A-4 Cumulative Convertible Preferred Stock	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8‑K filed December 2, 2014
4.3	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed June 3, 2008
4.4	First Amendment to Rights Agreement, dated as of July 30, 2014 between Sun Communities Inc., and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K filed August 5, 2014
4.5	Registration Rights Agreement dated November 26, 2014, among Sun Communities, Inc. and the holders of Registrable Shares	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8‑K filed December 2, 2014

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 7, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer